EXHIBIT 5.1

January 22, 2004

Board of Directors

HealtheTech, Inc.

523 Park Point Drive, Third Floor

Golden, Colorado 80401

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to HealtheTech, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 5,234,206 shares (the “Shares”) of the Company’s common stock, $.001 par value per share, which include: (i) 3,078,941 shares of common stock (the “Private Placement Shares”) issued in connection with the Securities Purchase Agreements, entered into between November 18, 2003 and November 21, 2003 (the “Agreements”), by and between the Company and the investors named therein, and (ii) 2,155,265 shares of common stock (the “Warrant Shares”) that are issuable upon exercise of certain warrants to purchase common stock (the “Warrants”) issued by the Company pursuant to the Agreements, all of which Shares are to be sold by certain selling stockholders of the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1. An executed copy of the Registration Statement.

2. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on January 16, 2004 and by the Chairman and Chief Executive Officer of the Company on the date hereof as being complete, accurate, and in effect.

3. The Bylaws of the Company, as certified by the Chairman and Chief Executive Officer of the Company on the date hereof as being complete, accurate, and in effect.

4. Executed copies of the Agreements, including the Common Stock Purchase Warrants attached thereto as Appendix B, entered into between November 18, 2003 and November 21, 2003, pursuant to which the Shares are issuable by the Company.

5. Resolutions of the Board of Directors of the Company adopted at a meeting held on September 29, 2003, as certified by the Chairman and Chief Executive Officer of the Company on the date hereof as being complete, accurate, and in effect, relating to the execution and delivery of the Agreements, issuance and sale of the Shares and arrangements in connection therewith.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that (i) the Private Placement Shares are validly issued, fully paid and nonassessable, and (ii) the Warrant Shares, when issued upon exercise of the Warrants and upon payment of the exercise price therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.